As filed with the Securities and Exchange Commission on November 7, 2002
                                              Registration No. 333-_________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                                    USEC INC.
             (Exact name of registrant as specified in its charter)
Delaware                                                  52-2107911
(State or jurisdiction of                   (I.R.S. Employer Identification No.)
incorporation or organization)
                               2 Democracy Center     20817
                               6903 Rockledge Dr.
                               Bethesda, MD       (Zip Code)
                    (Address of principal executive offices)
                       ------------------------------------

                              USEC Savings Program
                            (Full title of the plan)
                      ------------------------------------
                              Henry Z Shelton, Jr.
                Senior Vice President and Chief Financial Officer
                                    USEC Inc.
                               2 Democracy Center
                              6903 Rockledge Drive
                               Bethesda, MD 20817
                                 (301) 564-3200
                     (Name, address, including zip code, and
          telephone number, including area code, of agent for service)
                      ------------------------------------
                          Copies of communications to:
                            Stephen W. Hamilton, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                           1440 New York Avenue, N.W.
                            Washington, DC 20005-2111
                                 (202) 371-7000
                       -----------------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of
Securities     Amount      Proposed Maximum    Proposed Maximum     Amount of
To Be          To Be       Offering Price Per  Aggregate Offering   Registration
Registered     Registered  Share(1)            Price                Fee
--------------------------------------------------------------------------------

Common Stock,  200,000     $6.71               $1,342,000           $123.46
par value      shares(2)(3)
$.10 per share
================================================================================

(1) Pursuant to Rule 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on November 5, 2002.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

         * The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), until such time as this registration statement is no longer in effect.

     (a) Our Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed pursuant to the Exchange Act, and as amended by Amendment No. 1 on Form 10-K/A dated September 27, 2002;

     (b) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed pursuant to the Exchange Act;

     (c) Our Current Report on Form 8-K filed on October 4, 2002;

     (d) All other reports filed by USEC Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act since June 30, 2002; and

     (e) The description of our Common Stock, par value $.10 per share, contained in our Registration Statement No. 333-57955 on Form S-1 filed with the SEC on June 29, 1998 and incorporated by reference in our Registration Statement on Form 8-A dated July 8, 1998 (File No. 001-14287).

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

         Investor Relations
         USEC Inc.
         2 Democracy Center
         6903 Rockledge Drive
         Bethesda, Maryland  20817
         Telephone:  (301) 564-3200


Risk relating to the lack of an updated consent of Arthur Andersen LLP:

     The consolidated balance sheets of USEC Inc. as of June 30, 2001 and 2000 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three fiscal years in the period ended June 30, 2001, included in the Report on Form 10-K, which is incorporated by reference herein, was audited by Arthur Andersen LLP. Due to the status of Arthur Andersen LLP, we have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to the inclusion of their report in the Report on Form 10-K, which is incorporated by reference herein, and we have dispensed with the requirement to file their consent in reliance on Rule 437a promulgated under the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of its report in the Report on Form 10-K, which is incorporated by reference herein, investors' ability to assert claims against Arthur Andersen LLP may be limited. In particular, because of this lack of consent, investors will not be able to sue Arthur Andersen under Section 11(a)(4) of the Securities Act for any untrue statements of a material fact contained in, or an omission to state a material fact required to be stated in, the financial statements audited by Arthur Andersen LLP that are included in the Report on Form 10-K, which is incorporated by reference herein.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made if such person is adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in this Item 6 or in defense of any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

         Both our Bylaws and the Certificate of Incorporation require us to indemnify each of our directors and officers to the fullest extent permitted by law, subject to certain exceptions, in connection with any actual or threatened action or proceeding arising out of his or her service to us or to other organizations at our request.

         As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation also contains a provision eliminating the personal liability of a director to USEC Inc. or our shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.


Exhibit No.                          Description
-----------                          -----------

4.1 Certificate of Incorporation of USEC Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1, No. 333-57955, filed June 29, 1998).*

4.2 Amended and Restated Bylaws of USEC Inc. (incorporated herein by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).*

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the securities being registered.

5.2  Internal Revenue Service Determination Letter as to the Plan.

23.1 Consent of Independent Accountants.

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

--------------------
* Incorporated by reference.



Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 6th day of November, 2002.

                                           USEC INC.

                                           By:  /s/ William H. Timbers
                                           William H. Timbers
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, acting in the capacity or capacities stated opposite their respective names, hereby constitutes and appoints William H. Timbers, Henry Z Shelton, Jr. and Timothy B. Hansen, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable USEC Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 6th day of November, 2002.


SIGNATURE                                               TITLE
---------                                               -----


/s/ James R. Mellor                          Chairman of the Board and Director
---------------------------------
James R. Mellor


/s/ Michael H. Armacost                      Director
---------------------------------
Michael H. Armacost


/s/ Joyce F. Brown                           Director
---------------------------------
Joyce F. Brown


/s/ John R. Hall                             Director
---------------------------------
John R. Hall


/s/ W. Henson Moore                          Director
---------------------------------
W. Henson Moore


/s/ Joseph F. Paquette, Jr.                  Director
---------------------------------
Joseph F. Paquette, Jr.


/s/ William H. Timbers                       President, Chief Executive Officer
---------------------------------            and Director (Principal Executive
William H. Timbers                           Officer)


/s/ James D. Woods                           Director
---------------------------------
James D. Woods


/s/ Henry Z Shelton, Jr.                     Senior Vice President and Chief
---------------------------------            Financial Officer (Principal
Henry Z Shelton, Jr.                         Financial and Accounting Officer)



         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, state of Maryland, on November 6, 2002.

                                             USEC Savings Program


                                              By:/s/ Dennis J. Blair
                                                 -------------------
                                              Name:  Dennis J. Blair
                                              Title: V.P. HR Admin
                                              Chair - Benefits Admin Committee

                                  Exhibit Index

Exhibit No.            Description
-----------            -----------

4.1 Certificate of Incorporation of USEC Inc. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1, No. 333-57955, filed June 29, 1998).*

4.2 Amended and Restated Bylaws of USEC Inc. (incorporated herein by reference to Exhibit 3.3 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).*

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the securities being registered.

5.2  Internal Revenue Service Determination Letter as to the Plan.

23.1 Consent of Independent Accountants.

23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5.1 hereto).

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

----------------
* Incorporated by reference.